THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii)
IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                            Teltronics, Inc.

                          Amended and Restated
        12% Subordinated Secured Debenture Due February 13, 2002

No. R-1                                                      March 29, 1999
$1,750,000


     For value received, Teltronics, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Sirrom Capital Corporation at Tandem Capital, Inc., 500 Church Street, Suite 200, Nashville, Tennessee 37219, or registered assigns, as follows: on the thirtieth day of April, 2000, the principal amount of Five Hundred Thousand Dollars ($500,000) and on the thirteenth day of February, 2002, the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000). The Company also hereby promises to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12% per annum from the date hereof until maturity, payable quarterly on the fifteenth day of each February, May, August, and November in each year, commencing May 15, 1999, and at maturity.
The Company agrees to pay interest (computed on the same basis) on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the stated rate plus 3% per annum (or, in each case, at the highest rate permitted by applicable law, whichever is less) until paid.

     Both the principal hereof and interest hereon are payable to the order of the holder hereof at its address registered on the books of the Company or by federal funds wire transfer to a bank account designated in writing by the holder to the Company in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Debenture becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in Tennessee are required by law to close or are customarily closed.

     This Debenture is one of the 12% Subordinated Secured Debentures due February 13, 2002 of the Company in the aggregate principal amount of $1,750,000, issued under and pursuant to the terms and provisions of the Debenture Purchase Agreement, dated February 25, 1998 (the "Debenture Agreement"), entered into by the Company with the original purchaser referred to therein, and this Debenture and the holder hereof are entitled, equally and ratably with the holders of all other Debentures outstanding under the Debenture Agreement, to all the benefits provided for thereby or referred to therein, and to which Debenture Agreement reference is hereby made for all such terms and provisions.

     This Debenture is subordinated to certain other indebtedness of the Company to the extent and with the effect set forth in the Debenture Agreement.

     This Debenture may be redeemed, repaid or repurchased by the Company, at the option of the Company, in whole at any time or in part from time to time, without additional charge or penalty; provided that in the case of any redemption, repayment or repurchase in part of this Debenture, it shall be effected pro rata among all the holders of any part hereof.

     The indebtedness and other obligations evidenced by this Debenture are further evidenced and/or secured by (i) the Debenture Agreement and (ii) certain other instruments and documents as may be required to protect and preserve the rights of the Company and the holder hereof as more specifically described in the Debenture Agreement.

     If an Event of Default, as defined in the Debenture Agreement, occurs and is continuing, the principal of this Debenture and the other Debentures outstanding under the Debenture Agreement may be declared due and payable in the manner and with the effect provided in the Debenture Agreement.

     This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243-4046, or such other address as the Company shall have advised the holders of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing and in accordance with the provisions of Section 7.2 of the Debenture Agreement. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder.

     If the indebtedness represented by this Debenture or any part thereof is placed in the hands of attorneys for collection after an Event of Default, or the enforcement of any rights under the Debenture Agreement, the Company agrees to pay the principal, premium if any, and interest due and payable hereon, and an amount equal to all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

     This Debenture and said Debenture Agreement are governed by and construed in accordance with the laws of Tennessee.



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                      [SIGNATURE PAGE TO DEBENTURE]



[Corporate Seal]                      Teltronics, Inc.

ATTEST:

By:    William L. Hutchison           By:    Mark E. Scott
Name:  William L. Hutchison           Name:  Mark E. Scott
Its:   Exec. VP                       Its:   VP Finance